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                                  EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT


              THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between AMBIENT CORPORATION, a Delaware corporation (the "Company"), and ______________ (the "Buyer").

                                             W I T N E S S E T H:

              WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

              WHEREAS, the Buyer wishes to purchase from the Company and the Company desires to sell to the Buyers, upon the terms and subject to the conditions of this Agreement, shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock"), together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

              NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       AGREEMENT TO PURCHASE; PURCHASE PRICE.

       PURCHASE; CERTAIN DEFINITIONS.

              (i) The Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, ___________ shares of Common Stock (the "Purchased Shares") and the Warrants (as provided in Section 4(f) below) for a purchase price of ______________ (the "Purchase Price"), subject in all events to the terms of this Agreement and the other Transaction Agreements (as that term is defined below).

              (ii) The Purchase Price for the Purchased Shares shall be payable in United States Dollars on the Closing Date (as defined below).

              B. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

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              (i)    "Affiliate" means, with respect to a specific Person
referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

              (ii) "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

              (iii) "Certificates" means (x) the stock certificates representing the Purchased Shares and (y) the Warrants, each duly executed by the Company and issued in the name of the Buyer on the Closing Date.

              (iv) "Closing Date" means the date of the closing of the purchase and sale of the Purchased Shares and Warrants, as provided herein.

              (v) "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

              (vii)  "Finder" means Advisor Associates, Inc.

              (vii) "Holder" means the Person holding the relevant Securities at the relevant time.

              (viii) "Last Audited Date" means December 31, 2002.

              (ix) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole,
(y) adversely impair the Company's authority or ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

              (x) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

              (xi) "Principal Trading Market" means the Over the Counter Bulletin Board Market.

              (xii) "Securities" means (x) the Purchased Shares, (y) the Warrants, and (z) the Warrant Shares.

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              (xiii) "Shares" means the shares of Common Stock representing any or all of the Purchased Shares and the Warrant Shares.

              (xiv)  "State of Incorporation" means Delaware.

              (xv) "Trading Day" shall mean any day during which the Principal Trading Market shall be open for business.

              (xvi) "Transaction Agreements" means this Agreement and the Warrants and includes all ancillary documents referred to in or contemplated by any of those agreements.

              (xvii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

       FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

              (i) The Buyer shall pay the Purchase Price for the Purchased Shares by delivering immediately available good funds in United States Dollars to the Company on the Closing Date.

              (ii) No later than the Closing Date, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Buyer, to the Buyer or its designee.

              2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

              The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

              Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

              The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

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              All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

              The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

              The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares and the Warrants which have been requested by the Buyer, including those set forth on in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX III hereto (the documents listed on such Annex III, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex III, collectively, the "Company's SEC Documents").

              The Buyer understands that its investment in the Securities involves a high degree of risk and has reviewed the material under the caption "Risk Factors" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 listed on Annex III..

              G. The Buyer hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or the Finder or any of their respective officers, directors and employees or any of their respective attorneys or agents or the Finder, except as specifically set forth herein. The Finder is a third party beneficiary of this provision.

              The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

              This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

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              3.     COMPANY REPRESENTATIONS, ETC. The Company represents and
warrants to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in the ANNEX IV hereto or in the Company's SEC
Documents:

              A. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Purchased Shares, the Warrants or the Shares. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

              B. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is listed and quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing and quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such listing and quotation.

              C. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, $.001 par value per share, of which approximately 70,765,884 are outstanding as of the date hereof, and (ii) 5,000,000 shares of Convertible Preferred Stock, $.001 par value per share, of which none are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued on the Closing Date or upon exercise of the Warrants in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

              D. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

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              E.     NON-CONTRAVENTION. The execution and delivery of this
Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation (or other charter document) or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

              F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

              G. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since May 1, 2002, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

              H. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in compensation to senior employees, except in the ordinary course of business consistent with past

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practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

              I. FULL DISCLOSURE. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

              J. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

              K.     ABSENCE OF EVENTS OF DEFAULT. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

              L. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. Based on information provided to the Company by the Company Control Persons, to the best of the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control
Person:

       (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

       (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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       (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

              (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

              (ii) engaging in any type of business practice; or

              (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

       (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

       (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

              M. NO UNDISCLOSED LIABILITIES OR EVENTS. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect

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the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

              N. NO DEFAULT. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

              O. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since May 1, 2002, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

              P. DILUTION. The issuance of the Purchased Shares and, upon exercise of the Warrants, of the Warrant Shares may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Purchased Shares on the Closing Date and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

              Q. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of fees to the Finder, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

              R. CONFIRMATION. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date or the release of the Purchase Price to the Company which would make any of the Company's

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representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

              4.     CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

              A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided herein or in the other Transaction Agreements or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 (as defined below) may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than as contemplated herein or in any of the other Transaction Agreements) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

              B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, and sold in accordance with an effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

              FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

       REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, the Shares) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which all of the Warrants have been exercised or have expired.

       USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for finder's fees in connection with the sale of the Securities) for general corporate purposes.

              F. WARRANTS. The Company agrees to issue to the Buyer on the Closing Date transferable warrants (the "Warrants") for the purchase of 1,250,000 shares of Common Stock. The exercise price of the Warrants will be equal to $0.25 per share. The Warrants will expire on the last day of the calendar month in which the second annual anniversary of the Closing Date occurs, subject to earlier expiration as provided in the Warrants. Each of the Warrants shall be in the form annexed hereto as ANNEX I, and shall have piggy-back registration rights.

              G.     PIGGY-BACK RIGHTS; RULE 144.

              (i) The Holder shall have piggy-back registration rights with respect to the Shares (which term, for all purposes of this Section 4(g), includes shares issuable on the subsequent exercise of the Warrants), subject to the conditions set forth below. If the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8 or on Form S-4), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Shares in such registration statement. If the Holder exercises such election, the Shares so designated shall be included in the registration statement (without any holdbacks) at no cost or expense to the Buyer (other than any commissions, if any, relating to the sale of Holder's shares). Each Holder's rights under this
Section 4(g)(i) shall expire at such time as such Holder can sell all of such Holder's remaining Shares under Rule 144 without volume or other restrictions or limit.

              (ii) With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration (collectively, "Rule 144"), the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to the Holder so long as such party owns Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration; and

              (d) at the request of any Holder then holding Shares, give its transfer agent (the "Transfer Agent") instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent's receipt from such Holder of

       (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Holder's holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Holder proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

       (ii) an opinion of counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable if not given by Company counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the relevant Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Buyer). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

              (iii) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the registration statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as defined below), the Holder shall not offer or sell any Securities covered by such registration statement ("Registrable Securities"), or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend such right other than during a Permitted Suspension Period. The term "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. The term "Permitted Suspension Period" means one or more suspension periods during any consecutive 12-month period which suspension periods, in the aggregate, do not exceed fifty
(50) days, provided, however, that no one such suspension period shall either
(i) be for more than twenty (20) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period).

              H. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to one hundred percent (100%) of the number of shares issuable upon exercise of all outstanding Warrants held by the Buyer and its transferees, if any (in each case, whether such Warrants were originally issued to the Buyer or to any other party). For the purposes of such calculations, the Company should assume that all Warrants were then exercisable without regard to any restrictions which might limit any Buyer's right to exercise any of the Warrants held by any Buyer.

              I. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. In furtherance of the foregoing, the Company will provide to the Buyer drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least three (3) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph.)

              5.     TRANSFER AGENT INSTRUCTIONS.

              The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue the Purchased Shares and the Warrant Shares (upon exercise of the Warrants), bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act or other sale or transfer pursuant to an applicable exemption from registration, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each such issuance. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Warrant Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

              The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative, to the extent such information relates solely to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with an exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date.

              6.     CLOSING DATE.

              A. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

              The closing of the purchase and issuance of Purchased Shares shall occur on the Closing Date at the offices of Krieger & Prager LLP, 39 Broadway, Suite 1440, New York, NY 10006 and shall take place no later than 3:00 P.M., New York time, on such day or such other time and place as is mutually agreed upon by the Company and the Buyer.

       7.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

              The Buyer understands that the Company's obligation to sell the Purchased Shares and issue the Warrants to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

              The execution and delivery of this Agreement by the Buyer;

              Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement;

              The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

              There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

              The Company understands that the Buyer's obligation to purchase the Purchased Shares and the Warrants on the Closing Date is conditioned upon:

              The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

              Delivery by the Company to Krieger & Prager LLP of the Certificates in accordance with this Agreement;

              The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

              On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX II attached hereto;

              There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

              From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Purchased Shares.

              9. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

              10.    GOVERNING LAW: MISCELLANEOUS.

              This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

              Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

              This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

              All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

              A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

              This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

              The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

              If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

              This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

              This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

       NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

              (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

              (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

              (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:             AMBIENT CORPORATION

                     1033 Beacon Street

                     Brookline, MA 02446
                     Attn: President

                     Telephone No.: (617) 735-9395

                     Telecopier No.: (   )    -

                     with a copy to:

                     Aboudi & Brounstein

                     Attn: David Aboudi, Esq.

                     Rechov Gavish 3, POB 2432

                     Kfar Saba Industrial Zone 44641 Israel

                     Telephone No.: (011-972-9) 764-4833

                     Telecopier No.: (011-972-9) 764-4834

BUYER: At the address set forth on the signature page of this Agreement.

                     with a copy to:

                     ----------------

              12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

              IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.



                              SIGNATURES FOR BUYER



       IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this __________ day of ___________________, 2003.





Address:

                                     [BUYER]



Attn:                       By: _________________________________

Telecopier No.              (Signature of Authorized Person)

                                      -------------------------------------

___ _______________                            Printed Name and Title

Jurisdiction of Incorporation

or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.



AMBIENT CORPORATION



By:       _______________________________



Title:    _______________________________

Date:     ______________________, 2003




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